Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-70567 on Form S-8 of our report dated October 5, 2007 relating to the financial statements of Magellan Petroleum Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Magellan Petroleum Corporation for the year ended June 30, 2007.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
October 5, 2007

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